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                                                                    Exhibit 21.1

                       Subsidiaries of Emergent Group Inc.

                             State of Incorporation
      Subsidiary                 or Organization         Percentage Ownership
      ----------                 ---------------         --------------------
Emergent Ventures, LLC               Delaware                    100%